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Commission File No.: 001-40444

On October 31, 2022, an interview with Jim Segrave, Chairman and CEO of flyExclusive premiered on YouTube.com. The interview was conducted at the 2022 National Business Aviation Associations’ Business Aviation Convention and Exhibition in Orlando, Florida. The video appears under the title: “flyExclusive with Jim Segrave at NBAA-BACE 2022” at https://www.youtube.com/watch?v=8QjaUaeAm-I.

A transcript of the interview is provided below:

TRANSCRIPT

W. Hulsey Smith

And today we’re joined by Chairman and CEO of flyExclusive Mr. Jim Segrave here at the static display for NBAA-BACE 2022. Jim thanks for being here today I really appreciate you making the time. What a day.

Jim Segrave

So appreciate you having me here, this couldn’t be any cooler setup. I didn’t know this was happening. I’m very happy to be a part of it.

W. Hulsey Smith

Well, tell us, you guys have had some big news recently on several fronts. So, start to unpack it for me. What’s the biggest news at flyExclusive these days?

Jim Segrave

So uh we agreed—signed a merger agreement—just earlier this week to take the company public. I think that was probably the biggest news we launched. But then just 24 hours later, to invest in that customer experience, we ordered a little over 300 million dollars’ worth of airplanes the next day. So uh it’s been a very busy week. I’m about to lose my voice I’ve talked so much I think.

W. Hulsey Smith

Now, what all airplanes did you order?

Jim Segrave

We ordered more Citations, and we already had a bunch of CJ3+ on order and we’ve ordered some XLS’s and Longitudes as well. Now we’ve got the full gamut of you know light-mid super-mid. I haven’t jumped into the to the fractional side of the heavies yet but maybe one of these days.

W. Hulsey Smith

You’re still thinking about that? Forward-looking statements, you’re public now.

Jim Segrave

That’s exactly right, exactly. I’m learning still. You got to keep me out of trouble here.

W. Hulsey Smith

No. Congratulations on all the great news. I’m super excited for your company. Let’s talk about the demand you’re seeing for corporate aviation. Are we still seeing the same strong demand that we saw in 21? Is it carrying through for you?

Jim Segrave

So far the demand has been completely elastic. It’s more a function of how many airplanes you have than the demand. You could fly everything. If you had twice as many airplanes you’d fly twice as many trips. But, we’re flying about 5,000 hours a month now. And, I think a big portion of that’s the, you know, the challenge with airlines. The lack of flexibility and schedules, the cancellations and then there’s the factor of the exposure to the virus. Flying private with just your family and just your business group that eliminates that exposure and I think that’s driven a lot of people to private aviation that might not have otherwise been there.

W. Hulsey Smith

So let’s talk about your business model, because one of the things that I think people may not know is that flyExclusive has excellent reliability because of the way that you’ve built your business. How have you been able to tackle the reliability in these challenging supply chain times? I think I’m going to put some words in your mouth because you’re public now. From our research flyExclusive is one of the most reliable operators in the US on dispatch reliability from what we’re told.

Jim Segrave

There’s a lot of factors to that. One of them that has helped a ton, is that all of our airplanes are American made and we get American parts that are made in America and able to be shipped easier. So that helps a lot, we’re the second largest operator of Citations in the world. So we’ve got a great relationship with Textron and they support us in a terrific way. A great partnership with them. The other part is we’re bringing maintenance in-house. We were doing 80 percent of our maintenance on the road and now we’re pulling that to 80 percent of our maintenance in-house is the intention. I hired 150 mechanics in just the last four months.1 We’re going to hire another 100 mechanics in the next four months. We’re up to about 50-55 percent of our maintenance completed in-house now, and we work 24 hours a day, seven days a week, which was probably the biggest difference. Because you can get your work done from nine to five, Monday through Friday everywhere else in the world and that’s about 30 percent of any given week. And so if you can do 24 hours a day, seven days a week you’re tripling your output that makes our planes more available for our clients. It allows us to have more capacity in the event of an irregular operation or a mechanical along the way. Then on top of that you’ve got the team, the business family, the culture that we have has been incredibly powerful and people want that to deliver on top of everything else.

W. Hulsey Smith

So by your business strategy what does that truly mean for the income?

Jim Segrave

It’s a matter of customer experience. So from day one, we’ve invested in the customer experience, we’ve invested in our people, we’ve invested in technology. Much more so than we have in marketing and ironically that’s driven sales because our customers are responsible for fifty percent of our referrals. And so we deliver at a higher level and then the customers that are on board are referring us at a higher level, so it’s worked out really well to do that. All of our airplanes either are, or will be very shortly, painted the same. We have a state-of-the-art paint and interior facility in Kinston, North Carolina. We have an interior shop. We’re doing our own maintenance and so we’re headed very close to a fully integrated, maybe one of the only fully integrated, private aviation companies in the space. Even to the point where we’re about

[1]	Correction: During a seven-month period from March 1, 2022, to October 18, 2022, flyExclusive hired 150 mechanics.

to start doing our training in-house because the problem of growing the business today isn’t about hiring pilots. We’re one of the top five operators in the country out of about 2,000, so we can recruit from all the other ones that are smaller than us fairly easily. But then, can we train them? And so, when we get them in, we’ve got to be able to send them to the simulator to get training so that’s the bottleneck. Can we get enough slots to get training? So we’re buying those simulators now.

W. Hulsey Smith

I saw a press announcement that you guys are spending millions of dollars on hangar facilities and new hangars. Tell me about that.

Jim Segrave

So we’ve got uh it’s about a 110 million dollar infrastructure project which goes along with the simulators that we’re talking about bringing into town as well. So it’s a new corporate office center, training center, additional maintenance space to continue building out that MRO interior shop as well. Twenty-four hours a day seven days a week maintenance work. We’re going to offer that service to the outside as well. We’re already doing paint and interior jobs for the outside so that’s been a new line of business for us and new customers. We’re building with that. Very excited about that. We have an incredible team of paint technicians and interior shop people that it’s amazing to watch them do their craft. They’ve got a passion for it that’s just incredible to be a part of.

W. Hulsey Smith

So I was talking to another CEO, who will remain nameless, and they said out of all the CEOs of operators to have their desk on the hangar floor, it would be Jim Segrave. Is that true? Are you going to put your desk or a desk like Elon Musk on the shop floor to keep making sure your planes are going out the hangar?

Jim Segrave

I walk that hangar floor, I consider it one of my most important jobs. I walk that operation four times a day, and it’s not necessarily with an agenda other than to be a part of it. To see what’s going on. You can learn so much just walking the floor, just walking in the offices saying hello to people. How’s your day going, what’s challenging you today? I’m very, very close to the business. I stay very tight to what’s happening with it and then you keep a pulse of what’s going on by doing that.

W. Hulsey Smith

Well I don’t think anybody has ever claimed that you’re an ivory tower CEO.

Jim Segrave

No absolutely not. I’m out there. I mean I’m a pilot as well um so.

W. Hulsey Smith

You still take trips, do you still fly a little bit?

Jim Segrave

I still fly myself I’m going to fly myself home tomorrow.

W. Hulsey Smith

Really?

Jim Segrave

I do I’ve got a little over 10,000 hours and I’m typed in most of the airplanes we operate and still fly 200 hours plus a year.

W. Hulsey Smith

Do you think that helps you relate to the pilot workforce right now?

Jim Segrave

No doubt no doubt at all. Plus I’ve flown what they’re doing, I’ve been on the road, I’ve flown 800 to 1,000 hours a year a couple of years to get to that 10,000. I don’t fly many now but I used to fly a lot more. So I’ve been on the road and I know what it’s like to be away from your family. I know what it’s like to be missing soccer games and dance recitals and how hard that is. Pilots don’t get paid to fly; they get paid to be away from home. So you have a better just understanding of what they’re going through, I don’t know if it’s sympathize with them or you just you’ve lived it. When you do that and I think that goes a long way with our with our team

W. Hulsey Smith

Well if you understand what a crew meal tastes like I think that they somehow appreciate it, you know?

Jim Segrave

A lot of times just getting one at all. Hey I’m flying six legs today, can I possibly get a meal in the middle of those legs? You know, having lived that life you know that’s really important if you’re going to go that hard, please take a little better care of me on the road.

W. Hulsey Smith

Well it sounds like you’re well positioned for the future. You know I got a question for you that’s kind of offbeat, you know. Where do you see the limits of our industry? Do you think that we’re going to be supersonic in a few years?

Jim Segrave

Wouldn’t that be fun?

W. Hulsey Smith

Yeah, I mean where do you think that we’re going to go in a few years?

Jim Segrave

I think that’s possible. You know, I think going supersonic would be really incredible. Especially as a pilot. I’d like to go do that. You know, I think that’s a ways off probably and hopefully it happens before I retire.

W. Hulsey Smith

Well that’s incredible. Jim thank you so much for joining me today on the NBAA static display. We really appreciate you making the time. I’m gonna come check out your airplanes over here before we leave today and thank you so much.

Jim Segrave

I want you to come check out my operation as well. I’d love to have you to come spend some time. Thank you for having me today. This is a terrific setup. What a great place to do what you do and thanks for what you do for the industry. I think it brings in interest from young people that see what you do and maybe want to learn to fly, and we all need that. So, I appreciate what you do for them.

W. Hulsey Smith

Hey thank you so much sir.

Jim Segrave

Yes sir.

W. Hulsey Smith

All right and we’ll be back after this.

Forward-Looking Statements

This transcript includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of EG’s securities, (ii) the risk that the transaction may not be completed by EG’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by EG, (iii) the failure to satisfy the conditions to the consummation of the transaction, including the approval by the stockholders of EG and the receipt of certain governmental and regulatory approvals, (iv) the lack of a third party valuation in determining whether or not to pursue the transaction, (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Equity Purchase Agreement, (vi) the effect of the announcement or pendency of the transaction on LGM’s business relationships, operating results and business generally, (vii) risks that the proposed transaction disrupts current plans and operations of LGM and potential difficulties in LGM employee retention as a result of the transaction, (viii) the outcome of any legal proceedings that may be instituted against LGM or against EG related to the Equity Purchase Agreement or the transaction, (ix) the ability to maintain the listing of the EG’s securities a national securities exchange, (x) the price of EG’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which EG plans to operate or LGM operates, variations in operating performance across competitors, changes in laws and regulations affecting EG’s or LGM’s business and changes in the combined capital structure, (xi) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities, and (xii) the risk of downturns and a changing regulatory landscape in the highly competitive aviation industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of EG’s registration on Form S-1, the proxy statement that will be filed as discussed herein and other documents filed by EG from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and LGM and EG assume no obligation and do not intend to update or revise these forward- looking statements, whether as a result of new information, future events, or otherwise. LGM nor EG gives any assurance that either LGM or EG or the combined company will achieve its expectations.

EG cautions that the foregoing list of factors is not exclusive. EG cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of EG’s Annual Report on Form 10-K filed with the SEC. EG’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, EG disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

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